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                                                                    EXHIBIT 10.9



                             The New D&B Corporation
                              One Diamond Hill Road
                          Murray Hill, New Jersey 07974


                                     September 30, 2000


Stephen J. Boatti, Esq.
Nielsen Media Research, Inc.
299 Park Avenue
New York, NY 10171

Earl Doppelt, Esq.
ACNielsen Corporation
177 Broad Street
Stamford, CT  06901

Dear Sirs:

           Reference is made to the Distribution Agreement (the "1996 Distribution Agreement"), dated as of October 28, 1996, among The Dun & Bradstreet Corporation, now known as R.H. Donnelley Corporation ("Historical D&B"), Cognizant Corporation, now known as Nielsen Media Research, Inc. ("Cognizant"), and ACNielsen Corporation ("ACNielsen"). The Dun & Bradstreet Corporation ("D&B") has announced its intention to separate into two separate companies through a distribution (the "2000 Distribution") to its stockholders of all of the shares of common stock of its subsidiary, The New D&B Corporation ("New D&B"). Intending to be legally bound hereby, from and after the effective time of the 2000 Distribution, New D&B undertakes to each of Cognizant and ACNielsen to be jointly and severally liable with D&B and Historical D&B for all D&B Liabilities under the 1996 Distribution Agreement.

                                         Very truly yours,

                                         THE NEW D&B CORPORATION


                                         By: /s/ David J. Lewinter
                                             --------------------------------
                                             Name: David J. Lewinter
                                             Title: President and Secretary